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We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 333-3818 and No. 333-3820) and S-8 (No. 33-98140) of Chromatics Color Sciences International, Inc. of our report dated February 19, 1997 appearing on page 31 of this Form 10-KSB.

                                            /s/ WISS & COMPANY

                                                Wiss & Company, LLP

Livingston, New Jersey
March 27, 1997